Exhibit 1.1

• Shares

COSAN LIMITED

Class A Common Shares

(Par Value U.S.$0.01)

FORM OF INTERNATIONAL UNDERWRITING AGREEMENT

August •, 2007

August •, 2007

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves

    and the several International Underwriters named in Schedule I hereto

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

and

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Cosan Limited, a Bermuda exempted company (the “Company”), proposes to issue and sell to the several International Underwriters named in Schedule I hereto (the “International Underwriters”) • Class A common shares, par value U.S.$0.01, of the Company (the “Firm Shares”). The Company also proposes to issue and sell to the several International Underwriters up to an additional • Class A common shares, par value U.S.$0.01, of the Company, minus the number of its Class A common shares, par value U.S.$0.01, in the form of Brazilian depositary receipts, issued and sold by the Company pursuant to the over-allotment option granted to the Brazilian Underwriters (as defined below) (the “Additional Shares”), if and to the extent that you, as representatives of the International Underwriters (the “Representatives”), exercise, on behalf of the International Underwriters, the right to purchase such Class A common shares pursuant to the over-allotment option granted to the International Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to, collectively, as the “International Shares”.

The Company is concurrently entering into an agreement (the “Brazilian Underwriting Agreement”), dated the date hereof, providing for the sale by the Company of an aggregate of • Class A common shares, par value U.S.$0.01, of the Company, in the form of Brazilian Depositary Receipts (the “Firm BDRs”), through arrangements with certain Brazilian Underwriters named in that agreement (the “Brazilian Underwriters” and, together with the International Underwriters, the “Underwriters”). The Brazilian Underwriting Agreement provides for the over-allotment option of the Brazilian Underwriters under which the Company will issue and sell to the several Brazilian Underwriters up to an additional • Class A common shares, par value U.S.$0.01, in the form of Brazilian Depositary Receipts, minus the number of its Class A common shares, par value U.S.$0.01, of the Company, issued and sold by the Company pursuant to the International Underwriters’ over-allotment option (the “Additional BDRs” and, together with the Firm BDRs, the “BDRs”). The Class A common shares, par value U.S.$0.01, represented by the BDRs are hereinafter referred to as the “Brazilian Shares”.

The International Shares and the Brazilian Shares are hereinafter referred to, collectively, as the “Shares”. The Class A common shares, par value U.S.$0.01, of the Company to be outstanding after giving effect to the issuances and sales contemplated hereby and by the Brazilian Underwriting Agreement, including Class A common shares, par value U.S.$0.01, of the Company in the form of BDRs, are hereinafter referred to as the “Class A common shares”. The Company’s Class B common shares, par value U.S.$0.01, which are not being issued or sold pursuant to this Agreement or the Brazilian Underwriting Agreement, is hereafter referred to as the “Class B common shares”. The Class B common shares are, in turn, divided into two series (but comprising part of the same class of shares), as follows: Class B Series 1 common shares, par value US$0.01; and Class B Series 2 common shares, par value US$0.01. The Class A common shares and the Class B common shares are hereinafter referred to, collectively, as the “common shares”.

The offering of the International Shares will be made to persons outside Brazil and is referred to herein as the “International Offering”. The offering of BDRs will be made to persons in Brazil and is referred to herein as the “Brazilian Offering”.

The International Underwriters and the Brazilian Underwriters are, concurrently herewith, entering into an Intersyndicate Agreement between their respective underwriting syndicates, dated the date hereof, which provides for, among other things, the transfer of Shares between the two syndicates for the purpose of resale.

The Company is a newly formed company, whose principal operating subsidiary is Cosan S.A. Indústria e Comércio, a Brazilian sociedade por ações (corporation) (“Cosan”). As of the date hereof, the Company has an ownership interest in Cosan of 96,332,044 common shares, representing 51.0% of the total share capital of Cosan.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the preliminary prospectus dated July 30, 2007 included in the Registration Statement is hereinafter referred to as the “Preliminary Prospectus”; and the prospectus in the form first used to confirm sales of International Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus”. If the Company has filed an abbreviated registration statement to register additional common shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act; “Time of Sale Prospectus” means the Preliminary Prospectus together with the free writing prospectuses, if any, identified in Schedule II hereto; and “broadly available road show” means a “bona fide electronic road show” (as defined in Rule 433(h)(5) under the Securities Act) that has been made available without restriction to any person. In addition, “Applicable Time” means the time when sales of International Shares were first made by the International Underwriters to investors.

In conjunction with the International Offering and the Brazilian Offering, the Company plans to consummate a corporate reorganization consisting of the transactions described under the caption “Corporate Reorganization” in the Time of Sale Prospectus and the Prospectus (the “Corporate Reorganization”).

1. Representations, Warranties and Agreements of the Company and Cosan. The Company and Cosan, jointly and severally, represent and warrant to, and agree with, each of the International Underwriters as follows:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Company or Cosan, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, as of the Applicable Time and as of the Closing Date and the Option Closing Date (in each case, as defined in Section 4 hereof), as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any International Underwriter furnished to the Company in writing by such International Underwriter through the Representatives expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act; any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent (which consent shall not be unreasonably withheld), prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as an exempted company in good standing under the law of Bermuda, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on (A) the condition, financial or otherwise, or the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, or (B) the power or ability of the Company to perform its obligations under this Agreement or the Brazilian Underwriting Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or the Prospectus (any such material adverse effect referred to in clause (A) or (B) being hereinafter referred to as a “Material Adverse Effect”).

(e) Cosan has been duly incorporated, is validly existing as an sociedade por ações (corporation) and, to the extent applicable, in good standing under the law of Brazil, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and all of the issued share capital of Cosan has been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in the Time of Sale Prospectus and the Prospectus, are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) Each subsidiary of the Company (other than Cosan) has been duly incorporated, is validly existing as a corporation or other entity and, to the extent applicable, in good standing under the law of the jurisdiction of its incorporation, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and, to the extent applicable, in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and all of the issued share capital of each such subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in the Time of Sale Prospectus and the Prospectus, are owned by the Company free and clear of all liens, encumbrances, equities or claims.

(g) This Agreement and the Brazilian Underwriting Agreement have been duly authorized, executed and delivered by the Company and Cosan.

(h) The authorized share capital of the Company conforms as to legal matters in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(i) The Class B Series 1 common shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. No Class A common shares are issued or outstanding as of the date hereof or, other than the Shares, will be issued and outstanding on the Closing Date. No Class B Series 2 common shares are issued or outstanding as of the date hereof or will be issued and outstanding on the Closing Date.

(j) The Shares have been duly authorized and, when issued, duly paid for and delivered in accordance with the terms of this Agreement or the Brazilian Underwriting Agreement, will be validly issued, fully paid and non-assessable.

(k) The Company and each of its subsidiaries are not (i) in violation of its memorandum of association, bye-laws, estatuto social or other constitutive documents; (ii) in default, and no event exists that, with notice or lapse of time or both, would constitute such a default, in the performance or observance by the Company or any subsidiary of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which its property or assets are subject; or (iii) in violation of any applicable law, statute, rule or regulation or any judgment, order or decree of any governmental or regulatory authority or court, except, in the case of clauses (ii) and (iii), for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) The execution and delivery by the Company and Cosan of, and the performance by the Company and Cosan of their respective obligations under, this Agreement or the Brazilian Underwriting Agreement and the consummation of the transactions comprising the Corporate Reorganization will not violate, contravene or conflict with (i) the memorandum of association, bye-laws, estatuto social or other constitutive documents of the Company or Cosan; (ii) any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement or other agreement or instrument to which the Company or Cosan or any of their subsidiaries is a party or by which the Company or Cosan or any of their subsidiaries is bound or to which any of their respective properties or assets is subject; or (iii) any applicable law, statute, rule or regulation or any judgment, order or decree of any governmental or regulatory authority or court.

(m) No consent, approval, authorization or order of, or filing or qualification with, any governmental or regulatory authority or court is required for the performance by the Company or Cosan of their respective obligations under this Agreement or the Brazilian Underwriting Agreement and the

consummation of the transactions comprising the Corporate Reorganization, except (a) for the registration of the Shares under the Securities Act and the registration of the Class A common shares under the Exchange Act, (b) such as may be required by the Bermuda Monetary Authority, the Bermuda Registrar of Companies and for the registration of the Shares or the Class B common shares, (c) for the registration of the Company as an issuer of BDRs with the Brazilian Securities Commission (the Comissão de Valores Mobiliários or the “CVM”) pursuant to the CVM Instruction No. 331 of April 4, 2000, as amended, (d) for the registration of the BDR Program with the CVM pursuant to the CVM Instruction No. 332 of April 4, 2000, as amended, (e) for the registration of the public offering of the BDRs with the São Paulo Stock Exchange (Bolsa de Valores de São Paulo — Bovespa), (f) for the registration of the public offering of the BDRs with the CVM pursuant to CVM Instruction No. 400, of December 29 2003, as amended, and (g) for the approvals from the CVM and the São Paulo Stock Exchange of the agreement for the stabilization of the price of the BDRs, and (h) for the registration of the net proceeds advanced to Cosan in the form of capital contribution and/or inter-company loan with the Banco Central do Brasil (the “Central Bank”), all of which have been duly obtained or made and are full force and effect, and except, further, for such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus.

(o) There are no legal or governmental proceedings pending or, to the knowledge of the Company or Cosan, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not, individually or in the aggregate, have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no laws, statutes, rules, regulations, agreements or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p) The Preliminary Prospectus and each other preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(q) Neither the Company nor Cosan is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r) Except as described in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries possess all certificates, licenses, approvals, authorizations and permits (collectively, “Governmental Licenses”) issued by the appropriate governmental or regulatory authorities necessary to own, lease or license, as the case may be, and to operate their respective properties and to conduct their respective businesses, except where the failure to possess such Governmental Licenses would not have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental License which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, have a Material Adverse Effect, except as described in the Time of Sale Prospectus and the Prospectus.

(s) Except as described in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries (i) are in compliance with all applicable laws, statutes, rules and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals referred to in clauses (i), (ii) and (iii) above, would not, individually or in the aggregate, have a Material Adverse Effect.

(t) Except as described in the Time of Sale Prospectus and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(u) Subsequent to the respective dates as of which information is given in the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, (ii) neither the Company nor Cosan has purchased any of its outstanding share capital, or declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends, and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in the Time of Sale Prospectus and the Prospectus.

(v) The Company and its subsidiaries have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(w) The respective financial statements of the Company, Cosan and Açucareira Corona S.A. (“Corona”) included in the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the respective financial condition of the Company, Cosan and Corona and their consolidated subsidiaries at the dates indicated and the respective results of operations and cash flows of the Company, Cosan and Corona and their consolidated subsidiaries for the periods specified; these financial statements have been prepared in conformity with U.S. generally accepted accounting principles; and the pro forma financial information, together with the related notes included in the Time of Sale Prospectus and the Prospectus has been prepared in accordance with the applicable rules and regulations of the Commission, the assumptions underlying such pro forma financial information are reasonable and are set forth in the Time of Sale Prospectus and the Prospectus, and the adjustments used with respect to such pro forma financial information are appropriate in all material respects to give effect to the transactions or circumstances referred to therein.

(x) Ernst & Young Auditores Independentes S.S., who have certified or reviewed the respective financial statements of the Company and Cosan included in the Time of Sale Prospectus and the Prospectus, is the independent registered public accounting firm with respect to the Company and Cosan in accordance with the accounting standards established by the Public Company Accounting Oversight Board; and BDO Trevisan Auditores Independentes, who have certified the financial statements of Corona included in the Time of Sale Prospectus and the Prospectus, is the independent registered public accounting firm with respect to Corona in accordance with the accounting standards established by the Public Company Accounting Oversight Board.

(y) The Company and its subsidiaries have filed all income and other tax returns required to have been filed by them or appropriate extensions for such filings have been obtained, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes due and payable by any of them, except for such taxes that are not yet due or are being contested in good faith or where the failure to pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect.

(z) No stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, are payable on or in connection with the issuance and sale of the Shares by the Company or the execution and delivery of this Agreement or the Brazilian Underwriting Agreement.

(aa) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, have a Material Adverse Effect.

(bb) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, individually or in the aggregate, have a Material Adverse Effect.

(cc) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except as described in the Time of Sale Prospectus and the Prospectus.

(dd) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) To ensure the legality, validity, enforcement or admissibility into evidence in a legal or administrative proceeding in Bermuda or Brazil of this Agreement or the Brazilian Underwriting Agreement, it is not necessary that this Agreement or the Brazilian Underwriting Agreement be filed or recorded with any governmental or regulatory authority or court or that any registration tax, stamp duty or similar tax be paid on or in respect of this Agreement or the Brazilian Underwriting Agreement other than court costs (including without limitation, filing fees and deposits to guarantee judgment required by a court in Bermuda or Brazil), and except that, in the case of Brazil, (A)(i) this Agreement must be translated into Portuguese by a sworn translator and (ii) the signatures of the parties thereto that execute this Agreement outside of Brazil must have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been authenticated by the Brazilian Consulate and (B) this Agreement, together with its respective sworn Portuguese translation, and the Brazilian Underwriting Agreement must be registered with the appropriate Registry of Deeds and Documents in Brazil, which registration may be made at any time for judicial enforcement thereof in Brazil.

(ff) The Company is a “foreign private issuer” (as defined in Rule 3b-4(c) under the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act )).

(gg) Each of the Company and Cosan has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly and effectively submitted, to the non-exclusive jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan in The City of New York, and has the power to designate, appoint and empower, and pursuant to Section 14 of this Agreement, has legally, validly and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the Borough of Manhattan in The City of New York.

(hh) Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, no exchange control authorization or any other authorization, approval, consent or license of any governmental or regulatory authority or court in Bermuda or Brazil is required for the payment by the Company or Cosan of any amounts payable to the International Underwriters under this Agreement or of dividends or other distributions in respect of the Company’s Class A common shares to the holders of such shares or in respect of Cosan’s common shares to the holders of such shares, and all such payments made (A) to the International Underwriters by the Company or to holders of the Company’s Class A common shares who are non-residents of Bermuda or (B) to the International Underwriters by Cosan or to the holders of Cosan’s common shares who are not residents in Brazil, in each case, will not be subject to income, withholding or other taxes under laws and regulations of Bermuda or Brazil, respectively, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Bermuda or Brazil, respectively, or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Bermuda or Brazil, respectively, or any political subdivision or taxing authority thereof or therein.

(ii) Except as described in the Time of Sale Prospectus and the Prospectus, neither Cosan nor any other subsidiary of the Company is currently prohibited, directly or indirectly, under any law, statute, rule or regulation, or any agreement or other instrument to which it is a party or is subject, or due to any judgment, order or decree of any governmental or regulatory authority or court, from paying any dividends to the Company, making any other distribution on such subsidiary’s share capital, repaying to the Company any loans or advances to such subsidiary from the Company in accordance with the terms of any such loan or advance, or transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(jj) Neither the Company nor its subsidiaries, nor, to the knowledge of the Company or Cosan, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(kk) Nothing has come to the attention of the Company or its subsidiaries that has caused the Company or its subsidiaries to believe that the market or market-related data included in the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ll) Except as disclosed in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has taken, or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(mm) The Company believes that it will not be considered a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code, as amended, and the regulations promulgated thereunder for the taxable year ending April 30, 2008 and does not expect to become a PFIC in the future.

(nn) Except as disclosed in the Time of Sale Prospectus and the Prospectus, no indebtedness (actual or contingent) and no material agreement or arrangement is outstanding between the Company or any of its subsidiaries, on the one hand, and any director or executive officer of the Company or any such subsidiary or any person connected with such director or executive officer (including his or her spouse, infant children or any company or undertaking in which he or she holds a controlling interest), on the other hand; and there are no material relationships or transactions between the Company or any of its subsidiaries, on the one hand, and their affiliates, officers and directors or their shareholders, on the other hand, that are not disclosed in the Time of Sale Prospectus and the Prospectus.

(oo) No forward-looking statement (with the meaning to Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Except as disclosed in the Time of Sale Prospectus and the Prospectus, no person has (i) any right, contractual or otherwise, to cause the Company or Cosan to issue or sell to it any common shares or other share capital of the Company or Cosan, (ii) any preemptive rights, resale rights, rights of first refusal or other similar rights to purchase any common shares or other share capital of the Company other than those that have been expressly waived or cancelled prior to the date hereof, (iii) other than the Underwriters, the right to act as an underwriter or placement agent to the Company in connection with the offer and sale of the Shares, and (iv) the right, contractual or otherwise, to cause the Company or Cosan to register under the Securities Act or the law of any other jurisdiction any common shares or other share capital of the Company or Cosan, or to require the Company or Cosan to include such securities with the Shares registered pursuant to the Securities Act and the law of Brazil, as applicable, in the case of each of the foregoing clauses (i), (ii), (iii) and (iv), whether as a result of the offer and sale of the Shares as contemplated by to this Agreement and the Brazilian Underwriting Agreement or otherwise.

(qq) Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or Cosan and any person that would give rise to a valid claim against the Company, Cosan or any Underwriter for a brokerage commission, finder’s fee or other like payment.

(rr) The respective obligations of the Company and Cosan under this Agreement and the Brazilian Underwriting Agreement are subject to civil and commercial law and to suit, and neither the Company nor Cosan, nor any of their respective properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any such action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from the execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to their respective obligations, liabilities or any other matter arising out of or relating to this Agreement or the Brazilian Underwriting Agreement.

(ss) Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not issued or sold any common shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, pursuant to outstanding options, rights or warrants.

For purposes of this Section 1 as well as for Section 5 hereof, references to “the Time of Sale Prospectus and the Prospectus” are to each of such prospectuses as a separate or stand-alone document (and not the two such prospectuses taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the Time of Sale Prospectus and the Prospectus.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several International Underwriters, and each International Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at U.S.$• a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the International Underwriters the Additional Shares, and the International Underwriters shall have the right to purchase, severally and not jointly, the Additional Shares, at the Purchase Price. The Representatives may exercise this right on behalf of the International Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the International Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each International Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such International Underwriter bears to the total number of Firm Shares.

With respect to all or any portion of International Shares, the Representatives, on behalf of the International Underwriters and for the purpose of effecting reallocations of International Shares and BDRs, may elect to have such International Shares (in the form of BDRs) delivered to the Brazilian Underwriters. Notice of such election shall be given by the Representatives to the Company at least two business days prior to the Closing Date or the Option Closing Date, as the case may be.

With respect to all or any portion of the BDRs, the Brazilian Underwriters for purpose of effecting reallocations of International Shares and BDRs may elect to have such BDRs (in the form of International Shares) delivered to the International Underwriters. Notice of such election shall be given by the Representatives to the Company at least two business days prior to the Closing Date or the Option Closing Date, as the case may be.

3. Terms of the International Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement and the Brazilian Underwriting Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the International Shares are to be offered to the public initially at U.S.$• per share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of U.S.$• per share under the Public Offering Price, and that any International Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$• per share, to any International Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several International Underwriters at 10:00 a.m. (New York City time) on August •, 2007, or at such other time on the same or such other date, not later than August •, 2007, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date”.

Payment for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several International Underwriters at 10:00 a.m. (New York City time) on the date specified in the corresponding notice described in Section 2 hereof or at such other time on the same or on such other date, in any event not later than September •, 2007, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several International Underwriters, with any transfer taxes payable in connection with the transfer of the International Shares to the International Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the International Underwriters’ Obligations. The obligations of the Company to sell the International Shares to the International Underwriters and the several obligations of the International Underwriters to purchase and pay for the International Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

The several obligations of the International Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act); and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations or prospects of the

Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the International Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement and the Brazilian Underwriting Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officers signing and delivering such certificate may rely upon the best of their knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell, United States counsel to the Company, dated the Closing Date, and in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, United States counsel to the International Underwriters, dated the Closing Date, and in form and substance reasonably satisfactory to the Representatives, covering such matters as the Representatives may reasonably request.

(e) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Souza, Cescon Avedissian, Barrieu e Flesch Advogados, Brazilian counsel to the Company, dated the Closing Date, and in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

(f) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel to the International Underwriters, dated the Closing Date, and in form and substance reasonably satisfactory to the Representatives, covering such matters as the Representatives may reasonably request.

(g) The Underwriters shall have received on the Closing Date an opinion of Appleby, Bermuda counsel to the Company, dated the Closing Date, and in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Ernst & Young Auditores Independentes S.S., the Company’s and Cosan’s independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) The “lock-up” agreements, each substantially in the form of, as applicable, Annexes D-1, D-2 and D-3 hereto, between the Underwriters, on the one hand, and Cosan, specified shareholders of the Company and each of the directors and officers of the Company and Cosan, as listed on Annex D-4 hereto, respectively, on the other hand, relating to sales and certain other dispositions of common shares or certain other securities, delivered to the Representatives prior to the date hereof, shall be in full force and effect on the Closing Date.

(j) The listing of the International Shares on the New York Stock Exchange shall be in full force and effect, and the listing of the BDRs on the Bolsa de Valores de São Paulo—BOVESPA (the “São Paulo Stock Exchange”) shall be in full force and effect.

(k) Prior to or on the date hereof and the Closing Date, the National Association of Securities Dealers, Inc. shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l) Concurrently with the purchase by the International Underwriters of the International Shares under this Agreement, the BDRs shall have been sold to or through the Brazilian Underwriters under the Brazilian Underwriting Agreement.

The several obligations of the International Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such opinions, certificates, letter and other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company and Cosan. The Company and, in the case of Sections 6(d), 6(i), 6(j), 6(k) and 6(m), Cosan jointly and severally with the Company covenant with each International Underwriter as follows:

(a) To furnish to the Representatives, without charge, [four] signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other International Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) hereof, as many copies of the Time of Sale Prospectus and the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in any International Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the International Underwriter that the International Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the International Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of United States counsel to the International Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, promptly to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon reasonable request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the International Shares, as in the opinion of United States counsel to the International Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an International Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of United States counsel to the International Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the International Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h) To make generally available to the Company’s securityholders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Securities Act).

(i) Whether or not the transactions contemplated in this Agreement or the Brazilian Underwriting Agreement are consummated or this Agreement or the Brazilian Underwriting Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and the Brazilian Underwriting Agreement, including, without limitation, the following: (i) the fees, disbursements and expenses of the Company’s counsel (United States, Brazilian, Bermuda and other) and the Company’s independent registered public accounting firm in connection with the registration and delivery of the Shares under the Securities Act pursuant to the International Offering and the BDRs pursuant to the Brazilian Offering and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus, any other preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any other prospectus (including without limitation, any preliminary or final prospectus under the Brazilian Offering), any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the International Underwriters and Brazilian Underwriters, and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the International Shares and the BDRs to the International Underwriters and through the Brazilian Underwriters, respectively, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of United States counsel to the International Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of United States counsel to the International Underwriters incurred in connection with the review and qualification of the offering of the International Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A common shares and all costs and expenses incident to listing the International Shares on the New York Stock Exchange and the BDRs on the São Paulo Stock Exchange, respectively, (vi) the fees and expenses of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares and the BDRs, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers and other representatives of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (viii) the document production charges and expenses associated with printing this Agreement and the Brazilian Underwriting Agreement. It is understood, however, that except as provided in this Section 6(i), Section 8 hereof and the last paragraph of Section 10 hereof, the International Underwriters will pay all of their costs and expenses, including fees and disbursements of their United States and Brazilian counsel, share transfer taxes payable on resale of any of the International Shares or BDRs by them and any advertising expenses connected with any offers they may make.

(j) To make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any applicable taxing jurisdiction (the “Taxing Jurisdiction”), unless the Company or Cosan, as the case may be, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company or Cosan, as the case may be, will pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, duties or charges (i) were imposed due to some connection of an International Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder or (ii) would not have been imposed but for the failure of such International Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the International Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges.

(k) To indemnify and hold harmless the International Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the International Shares and on the execution and delivery of this Agreement.

(l) Without the prior written consent of the Representatives on behalf of the Underwriters, not to, during the period ending 180 days after the date of the Prospectus, (1) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file or cause to be filed a registration statement with the Commission under the Securities Act or the CVM relating to, any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or securities convertible into or exchangeable or exercisable for any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or warrants or other rights to purchase any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph of this Section 6(l) shall not apply to (A) the Shares to be sold under this Agreement or the Brazilian Underwriting Agreement, (B) any Class A common shares issued, or options to purchase Class A common shares granted, in the ordinary course of business pursuant to any employee benefit plans of the Company, (C) any Class A common shares issued in the ordinary course of business pursuant to any non-employee director stock plan or (D) any Class A common shares or Class B Series 2 common shares issued to the shareholders of Cosan in connection with the Corporate Reorganization; provided, however, that prior to the consummation of the transactions described in clause (B) or (C), each recipient agrees in writing to be subject to the restrictions described in this Section 6(l) for the balance of the 180-day lockup period and delivers an executed agreement to the Representatives. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company or Cosan issues an earnings release or material news or a material event relating to the Company or Cosan occurs or (2) prior to the expiration of the 180-day restricted period, the Company or Cosan announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

(m) To use its reasonable best efforts to complete the transactions comprising the Corporate Reorganization as, and within the time period, described in the Time of Sale Prospectus and the Prospectus.

7. Covenant of the International Underwriters. Each International Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act free writing prospectus prepared by or on behalf of such International Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the International Underwriter.

8. Indemnity and Contribution. (a) The Company and Cosan, jointly and severally, agree to indemnify and hold harmless each International Underwriter, the directors, officers and employees of any International Underwriter, each person, if any, who controls any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any International Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Preliminary Prospectus, any other preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus (as defined in Rule 433(h) under the Securities Act), any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or any preliminary prospectus or prospectus relating to the Brazilian Offering, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any International Underwriter furnished to the Company in writing by such International Underwriter through the Representatives expressly for use therein.

(b) Each International Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and Cosan to such International Underwriter, but only with reference to information relating to such International Underwriter furnished to the Company in writing by such International Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus, any other preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, or any preliminary prospectus or prospectus relating to the Brazilian Offering.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such Section 8(a) or 8(b)) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing jointly by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to, or an admission of fault, culpability or any failure to act, by or on behalf of, any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Cosan, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) but also the relative fault of the Company and Cosan, on the one hand, and of the International Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Cosan, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and Cosan, on the one hand, and the International Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Cosan or by the International Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The International Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of International Shares they have purchased hereunder, and not joint.

(e) The Company and Cosan, on the one hand, and the International Underwriters, on the other hand, agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the International Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and Cosan contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any International Underwriter, the directors, officers or employees of any International Underwriter, any person controlling any International Underwriter or any affiliate of any International Underwriter or by or on behalf of the Company, Cosan, their respective directors, officers or employees or any person controlling the Company and Cosan and (iii) acceptance of and payment for any of the International Shares.

9. Termination. The International Underwriters may terminate this Agreement by notice given by the Representatives, on behalf of the International Underwriters, to the Company, if on or after the earlier of the Applicable Time and execution and delivery of this Agreement, and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Global Market, the American Stock Exchange or the São Paulo Stock Exchange, (ii) trading of any securities of the Company or Cosan shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, Bermuda or Brazil shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. federal, New York state, Bermuda or Brazilian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting International Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the International Underwriters shall fail or refuse to purchase International Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of International Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the International Shares to be purchased on such date, the other International Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting International Underwriters, or in such other proportions as the Representatives may specify, to purchase the International Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of International Shares that any International Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of International Shares without the written consent of such International Underwriter. If, on the Closing Date, any International Underwriter or International Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting International Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any International Underwriter or International Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting International Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting International Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

If this Agreement shall be terminated by the International Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or the Brazilian Underwriting, or if for any reason the Company shall be unable to perform its obligations under this Agreement or the Brazilian Underwriting Agreement, the Company will reimburse the International Underwriters or such International Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their United States and Brazilian counsel) reasonably incurred by such International Underwriters in connection with this Agreement or the Brazilian Underwriting Agreement or the offerings contemplated hereunder or thereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the International Shares, represents the entire agreement between the Company and the International Underwriters with respect to the preparation of the Registration Statement, the Preliminary Prospectus, any other preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the International Offering, and the purchase and sale of the International Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the International Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person; (ii) the International Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and (iii) the International Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the International Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

14. Submission to Jurisdiction, Etc. Each of the Company and Cosan hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and Cosan waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and Cosan irrevocably appoints CT Corporation System, located at 111 Eighth Avenue, New York, New York, 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or Cosan, as the case may be, by the person serving the same to the address provided in Section 18, shall be deemed in every respect effective service of process upon the Company or Cosan, as the case may be, in any such suit or proceeding. Each of the Company and Cosan hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and Cosan further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

15. Waiver of Immunity. To the extent that the Company or Cosan, or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company or Cosan, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or Cosan or any other matter under or arising out of or in connection with this Agreement, each of the Company and Cosan hereby irrevocably and unconditionally waives or will waive such right, to the fullest extent permitted by law, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

16. Judgment Currency. The respective obligations of the Company and Cosan in respect of any amount due to any International Underwriter shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such International Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such International Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; and if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such International Underwriter hereunder, the Company and Cosan, jointly and severally, agree, as a separate obligation and notwithstanding any such judgment, to indemnify such International Underwriter against such loss.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the International Underwriters shall be delivered, mailed or sent to the Representatives c/o Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transaction Advisory Group; Goldman, Sachs & Co., 85 Broad Street, New York, New York, 10004, Attention: Registration Department; Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, in each case, with a copy to the Legal Department; and if to the Company or Cosan shall be delivered, mailed or sent to Av. Juscelino Kubitschek, 1726, 6th Floor, São Paulo, São Paulo 05543-000, Brazil, Attention: Chief Financial Officer.

Very truly yours,

COSAN LIMITED

By:
Name:
Title:

By:
Name:
Title:

COSAN S.A. INDÚSTRIA E COMÉRCIO

By:
Name:
Title:

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

GOLDMAN, SACHS & CO.

(Goldman, Sachs & Co.)

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

Acting severally on behalf of themselves and the
several International Underwriters named in
Schedule I hereto.

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of              2007, before me, a notary public within and for said county, personally appeared                     , to me personally known who being duly sworn, did say that he is an Authorized Signatory of COSAN LIMITED, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of              2007, before me, a notary public within and for said county, personally appeared                     , to me personally known who being duly sworn, did say that he is an Authorized Signatory of COSAN S.A. INDÚSTRIA E COMÉRCIO, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of              2007, before me, a notary public within and for said county, personally appeared                     , to me personally known who being duly sworn, did say that he is an Authorized Signatory of COSAN S.A. INDÚSTRIA E COMÉRCIO, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of             2007, before me, a notary public within and for said county, personally appeared                     , to me personally known who being duly sworn, did say that he is an Authorized Signatory of CREDIT SUISSE SECURITIES (USA) LLC, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of              2007, before me, a notary public within and for said county, personally appeared                     , to me personally known who being duly sworn, did say that he is an Authorized Signatory of GOLDMAN, SACHS & CO., one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
	)	:SS
COUNTY OF NEW YORK	)

On this      day of              2007, before me, a notary public within and for said county, personally appeared                     , to me personally known who being duly sworn, did say that he is an Authorized Signatory of MORGAN STANLEY & CO. INCORPORATED, one of persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

SCHEDULE I

International Underwriter	Number of Firm Shares To Be Purchased
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated

Total

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated July 30, 2007

2.	The following orally communicated pricing information:

(i)	Number of Class A common shares sold in the International Offering: •

(ii)	Number of BDRs representing Class A common shares sold in the Brazilian Offering: •

(iii)	Price to public in International Offering: U.S.$• per Class A common share

(iv)	Price to International Underwriters in International Offering: U.S.$• per Class A common share

II-1

ANNEX A

Form of Opinion and Negative Assurance Letter of

Davis Polk & Wardwell,

United States Counsel to the Company

[Form of opinion reasonably satisfactory to Representatives to be provided by counsel]

A-1

ANNEX B

Form of Opinion and Negative Assurance Letter of

Souza, Cescon Avedissian, Barrieu e Flesch Advogados,

Brazilian Counsel to the Company

[Form of opinion reasonably satisfactory to Representatives to be provided by counsel]

B-1

ANNEX C

Form of Opinion of

Appleby,

Bermuda Counsel to the Company

[Form of opinion reasonably satisfactory to Representatives to be provided by counsel]

C-1

ANNEX D-1

Form of Lock-Up Letter for

Cosan S.A. Indústria e Comércio

July 30, 2007

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves

      and the several Underwriters

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

and

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Cosan S.A. Indústria e Comércio, a Brazilian corporation (“Cosan”), understands that you propose to enter into an International Underwriting Agreement (the “International Underwriting Agreement”) and certain of your affiliates propose to enter into an Brazilian Underwriting Agreement, in each case, with Cosan Limited, a Bermuda exempted company (the “Company”) and Cosan, providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), including you as representatives of the several Underwriters (the “Representatives”), of Class A common shares of the Company, including in the form of Brazilian Depositary Receipts (“BDRs”). Terms not defined herein are used as defined in the International Underwriting Agreement.

D-1-1

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, Cosan hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, Cosan will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) issue, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or cause to be filed a registration statement with the Commission under the Securities Act or the CVM relating to, any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or securities convertible into or exchangeable or exercisable for any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or warrants or other rights to purchase any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares (individually or collectively, the “Securities”), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or such other securities, in cash or otherwise.

The immediately preceding paragraphs shall not apply to (a) (1) any common shares of Cosan issued, or options to purchase common shares of Cosan granted, in the ordinary course of business pursuant to any employee benefit plans of Cosan referred to in the Time of Sale Prospectus and the Prospectus or (2) any common shares of Cosan issued in the ordinary course of business pursuant to any non-employee director stock plan referred to in the Time of Sale Prospectus and the Prospectus; or (b) issuance of common shares of Cosan in connection with a subscription of common shares by the Company and the related preemptive rights that may be required to be granted to existing minority shareholders of Cosan; provided, however, that, in the case of any such transfer or distribution set forth in clause (a), each distributee or transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter for the balance of the lock-up period (as such may have been extended pursuant to the terms of this letter); and provided, further, that no public reports, including but not limited to reports pursuant to Rule 144 of the Securities Act of 1933, as amended, pursuant to Section 16 of the Securities Exchange Act of 1934, as amended or pursuant to Brazilian securities laws, are required to be filed by Cosan during the lockup period (as such may have been extended pursuant to the terms of this letter) and that no such reports are voluntarily filed by Cosan during the lockup period (as such may have been extended pursuant to the terms of this letter). In

D-1-2

addition, Cosan agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or any security convertible into or exercisable or exchangeable for common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares. Cosan also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Cosan’s common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period,

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Cosan shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless Cosan requests and receives prior written confirmation from the Company or the Representatives that the restrictions imposed by this agreement have expired.

Cosan understands that, if the International Underwriting Agreement does not become effective, if the International Underwriting Agreement and Brazilian Underwriting Agreement shall terminate prior to payment for and delivery of the Shares to be sold thereunder, or if the Closing Date shall not have occurred on or before October 31, 2007, Cosan shall be released from any obligation hereunder.

Cosan understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. Cosan further understands that this agreement is irrevocable and shall be binding upon the Cosan’s legal representatives, successors and assigns.

D-1-3

This agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to underwriting agreements, the terms of which are subject to negotiation among the Company, Cosan and the Underwriters.

Very truly yours,

COSAN S.A. INDÚSTRIA E COMÉRCIO

Name:
Title:

D-1-4

ANNEX D-2

Form of Lock-Up Letter for

Mr. Rubens Ometto Silveira Mello,

Queluz Holdings Limited and

Usina Costa Pinto S.A. Açúcar e Álcool

July 30, 2007

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves

      and the several Underwriters

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

and

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an International Underwriting Agreement (the “International Underwriting Agreement”) and certain of your affiliates propose to enter into an Brazilian Underwriting Agreement, in each case, with Cosan Limited, a Bermuda exempted company (the “Company”) and Cosan S.A. Indústria e Comércio, a Brazilian corporation (“Cosan”), providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), including you as representatives of the several Underwriters (the “Representatives”), of Class A common shares of the Company, including in the form of Brazilian Depositary Receipts (“BDRs”). Terms not defined herein are used as defined in the International Underwriting Agreement.

D-2-1

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending three years after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or cause to be filed a registration statement with the Commission under the Securities Act or the CVM relating to, any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or securities convertible into or exchangeable or exercisable for any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or warrants or other rights to purchase any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares (individually or collectively, the “Securities”), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or such other securities, in cash or otherwise.

The immediately preceding paragraphs shall not apply to (a) transfers of all, but not less than all, Securities beneficially owned by the undersigned in a single transaction or series of simultaneous transactions subsequent to 180 days after the date of the Prospectus, (b) exchanges by the undersigned of options to acquire common shares of Cosan for Class A Shares or other capital stock, or options to acquire such shares, of the Company, which Class A Shares or other capital stock, or options to acquire such shares, shall be subject to the lock-up provisions for the balance of the lock-up period; or (c) transfers of Securities (i) as a bona fide gift or gifts, (ii) to any immediate family member (for purposes of this provision, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (iv) if the undersigned is a corporation, partnership or other entity, a distribution to stockholders, general partners and limited partners, or members of the undersigned, or any other transfer permitted under Bye-Law 3.4 of the Company that does not result in the conversion of class B series 1 common shares of the Company; provided, however, that, in the case of any such transfer or distribution set forth in clauses (b) or (c), each donee, trustee, distributee or transferee shall

D-2-2

sign and deliver to the Representatives a lock-up letter substantially in the form of this letter for the balance of the lock-up period (as such may have been extended pursuant to the terms of this letter); and provided, further, that any such transfer or disposition set forth in clauses (b) or (c) shall not involve a disposition for value and that no public reports, including but not limited to reports pursuant to Rule 144 of the Securities Act of 1933, as amended, pursuant to Section 16 of the Securities Exchange Act of 1934, as amended or pursuant to Brazilian securities laws, are required to be filed by the undersigned during the lockup period (as such may have been extended pursuant to the terms of this letter) and that no such reports are voluntarily filed by the undersigned during the lockup period (as such may have been extended pursuant to the terms of this letter). In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending three years after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or any security convertible into or exercisable or exchangeable for common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period,

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Representatives that the restrictions imposed by this agreement have expired.

D-2-3

The undersigned understands that, if the International Underwriting Agreement does not become effective, if the International Underwriting Agreement and Brazilian Underwriting Agreement shall terminate prior to payment for and delivery of the Shares to be sold thereunder, or if the Closing Date shall not have occurred on or before October 31, 2007, the undersigned shall be released from any obligation hereunder.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to underwriting agreements, the terms of which are subject to negotiation among the Company, Cosan and the Underwriters.

Very truly yours,

(Name)

(Address)

D-2-4

ANNEX D-3

Form of Lock-Up Letter for

Directors and Executive Officers

July 30, 2007

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves

      and the several Underwriters

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

and

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an International Underwriting Agreement (the “International Underwriting Agreement”) and certain of your affiliates propose to enter into an Brazilian Underwriting Agreement, in each case, with Cosan Limited, a Bermuda exempted company (the “Company”) and Cosan S.A. Indústria e Comércio, a Brazilian corporation (“Cosan”), providing for the public offering (the “Public Offering”) by the several Underwriters (the “Underwriters”), including you as representatives of the several Underwriters (the “Representatives”), of Class A common shares of the Company, including in the form of Brazilian Depositary Receipts (“BDRs”). Terms not defined herein are used as defined in the International Underwriting Agreement.

D-3-1

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or cause to be filed a registration statement with the Commission under the Securities Act or the CVM relating to, any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or securities convertible into or exchangeable or exercisable for any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or warrants or other rights to purchase any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares (individually or collectively, the “Securities”), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or such other securities, in cash or otherwise.

The immediately preceding paragraphs shall not apply to (a) transactions relating to Securities acquired in open market transactions after the completion of the Public Offering, (b) exchanges by the undersigned of options to acquire common shares of Cosan for Class A Shares or other capital stock, or options to acquire such shares, of the Company, which Class A Shares or other capital stock, or options to acquire such shares, shall be subject to the lock-up provisions for the balance of the lock-up period; or (c) transfers of Securities (i) as a bona fide gift or gifts, or (ii) to any immediate family member (for purposes of this provision, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), or (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, however, that, in the case of any such transfer or distribution set forth in clauses (b) or (c), each donee, trustee, distributee or transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter for the balance of the lock-up period (as such may have been extended pursuant to the terms of this letter); and provided, further, that any such transfer or disposition set forth in clauses (b) or (c) shall not involve a disposition for value and that no public reports, including but not limited to reports pursuant to Rule 144 of the

D-3-2

Securities Act of 1933, as amended, pursuant to Section 16 of the Securities Exchange Act of 1934, as amended or pursuant to Brazilian securities laws, are required to be filed by the undersigned during the lockup period (as such may have been extended pursuant to the terms of this letter) and that no such reports are voluntarily filed by the undersigned during the lockup period (as such may have been extended pursuant to the terms of this letter). In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, or any security convertible into or exercisable or exchangeable for common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s common shares or other share capital of the Company or of share capital of Cosan, including BDRs or other depositary receipts representing such shares, except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period,

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Representatives that the restrictions imposed by this agreement have expired.

The undersigned understands that, if the International Underwriting Agreement does not become effective, if the International Underwriting Agreement and Brazilian Underwriting Agreement shall terminate prior to payment for and delivery of the Shares to be sold thereunder, or if the Closing Date shall not have occurred on or before October 31, 2007, the undersigned shall be released from any obligation hereunder.

D-3-3

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to underwriting agreements, the terms of which are subject to negotiation among the Company, Cosan and the Underwriters.

Very truly yours,

(Name)

(Address)

D-3-4

ANNEX D-4

List For Purposes of the Lock-Up Letters

of Directors and Executive Officers

1.	Mr. Rubens Ometto Silveira Mello

2.	Cosan S.A. Indústria e Comércio

3.	Queluz Holdings Limited

4.	Usina Costa Pinto S.A. Açúcar e Álcool

5.	Pedro Isamu Mizutani

6.	Paulo Sérgio de Oliveira Diniz

7.	Hélio Nicoletti

8.	Marcus Vinicios Pratini Moraes

9.	Armando Vieira Viotti

10.	José Vitório Tararam

11.	Rodolfo Norivaldo Geraldi

12.	Marcos Marinho Lutz

13.	Burkhard Otto Cordes

14.	Marcelo de Souza Scarcela Portela

15.	Teo Joo Kim

16.	George E. Pataki

17.	José Alexandre Scheinkman.

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